Exhibit 3.4

ARTICLES SUPPLEMENTARY

OF

STRATEGIC STORAGE TRUST VI, INC.

Strategic Storage Trust VI, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 5.2.1 of Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, reclassified 300,000,000 authorized but unissued shares of Class P Common Stock, $0.001 par value per share (the “Class P Common Stock”), as shares of Class A Common Stock, $0.001 par value per share (the “Class A Common Stock”), 300,000,000 authorized but unissued shares of Class P Common Stock as shares of Class T Common Stock, $0.001 par value per share (the “Class T Common Stock”), and 70,000,000 authorized but unissued shares of Class P Common Stock as shares of Class W Common Stock, $0.001 par value per share (the “Class W Common Stock”), with the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, which, upon any restatement of the Charter, shall become part of Article V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof. There has been no increase in the authorized shares of stock of the Corporation effected by these Articles Supplementary. Unless otherwise defined below, capitalized terms used below have the meanings given to them in the Charter.

Class A Common Stock

(1)

Authorized Shares. A class of Stock, designated as Class A Common Stock, is hereby established. The number of authorized shares of Class A Common Stock shall be 300,000,000. Except as set forth in Sections 2 through 4 below, the Class A Common Stock shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Class P Common Stock and all provisions of the Charter applicable to the Class P Common Stock, including, without limitation, the provisions of Articles V and VI, shall apply to the Class A Common Stock.

(2)	Definition. As used herein, the following term shall have the following meaning unless the context otherwise requires:

Net Asset Value per share of Class A Common Stock. The net asset value of the Corporation allocable to the shares of Class A Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class A Common Stock.

(3)

Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the holder of each share of Class A Common Stock shall be entitled to be paid, out of assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value per share of Class A Common Stock.

(4)

Voting Rights. Except as otherwise provided in the Charter, the holders of Class A Common Stock shall vote together with the holders of Class P Common Stock, Class T Common Stock, and Class W Common Stock as a single class on all actions to be taken by the Stockholders; provided, however, that the holders of Class A Common Stock shall have exclusive voting rights on any amendment of the Charter (including the terms of the Class A Common Stock set forth herein) that would alter only the contract rights of the Class A Common Stock and no holders of any other class or series of Stock shall be entitled to vote thereon. The holders of Class A Common Stock shall have no right to vote on any amendment to the Charter (including the terms of the Class P Common Stock) that would alter only the contract rights of the Class P Common Stock.

Class T Common Stock

(1)

Authorized Shares. A class of Stock, designated as Class T Common Stock, is hereby established. The number of authorized shares of Class T Common Stock shall be 300,000,000. Except as set forth in Sections 2 through 5 below, the Class T Common Stock shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Class P Common Stock and all provisions of the Charter applicable to the Class P Common Stock, including, without limitation, the provisions of Articles V and VI, shall apply to the Class T Common Stock.

(2)	Definition. As used herein, the following term shall have the following meaning unless the context otherwise requires:

Net Asset Value per share of Class T Common Stock. The net asset value of the Corporation allocable to the shares of Class T Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class T Common Stock.

(3)

Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the holder of each share of Class T Common Stock shall be entitled to be paid, out of assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value per share of Class T Common Stock.

(4)

Voting Rights. Except as otherwise provided in the Charter, the holders of Class T Common Stock shall vote together with the holders of Class P Common Stock, Class A Common Stock, and Class W Common Stock as a single class on all actions to be taken by the Stockholders; provided, however, that the holders of Class T Common Stock shall have exclusive voting rights on any amendment of the Charter (including the terms of the Class T Common Stock set forth herein) that would alter only the contract rights of the Class T Common Stock and no holders of any other class or series of Stock shall be entitled to vote thereon. The holders of Class T Common Stock shall have no right to vote on any amendment to the Charter (including the terms of the Class P Common Stock) that would alter only the contract rights of the Class P Common Stock.

(5)

Distributions. Dividends or other distributions declared and paid with respect to the Class T Common Stock may vary among holders thereof in order to account for differences in the fees and expenses payable to the Corporation’s dealer manager with respect to such Class T Common Stock.

Class W Common Stock

(1)

Authorized Shares. A class of Stock, designated as Class W Common Stock, is hereby established. The number of authorized shares of Class W Common Stock shall be 70,000,000. Except as set forth in Sections 2 through 4 below, the Class W Common Stock shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Class P Common Stock and all provisions of the Charter applicable to the Class P Common Stock, including, without limitation, the provisions of Articles V and VI, shall apply to the Class W Common Stock.

(2)	Definition. As used herein, the following term shall have the following meaning unless the context otherwise requires:

Net Asset Value per share of Class W Common Stock. The net asset value of the Corporation allocable to the shares of Class W Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class W Common Stock.

(3)

Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the holder of each share of Class W Common Stock shall be entitled to be paid, out of assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value per share of Class W Common Stock.

(4)

Voting Rights. Except as otherwise provided in the Charter, the holders of Class W Common Stock shall vote together with the holders of Class P Common Stock, Class A Common Stock, and Class T Common Stock as a single class on all actions to be taken by the Stockholders; provided, however, that the holders of Class W Common Stock shall have exclusive voting rights on any amendment of the Charter (including the terms of the Class W Common Stock set forth herein) that would alter only the contract rights of the Class W Common Stock and no holders of any other class or series of Stock shall be entitled to vote thereon. The holders of Class W Common Stock shall have no right to vote on any amendment to the Charter (including the terms of the Class P Common Stock) that would alter only the contract rights of the Class P Common Stock.

SECOND: The Class A Common Stock, Class T Common Stock, and Class W Common Stock have each been reclassified by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned officer acknowledges the foregoing Articles Supplementary to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Strategic Storage Trust VI, Inc. has caused the foregoing Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 17th day of March, 2022.

ATTEST:		STRATEGIC STORAGE TRUST VI, INC.

By:	/s/ Nicholas M. Look	By:	/s/ H. Michael Schwartz
	Nicholas M. Look		H. Michael Schwartz
	Secretary		Chief Executive Officer